UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S- 1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Amendment No. 1

PARAMOUNT SUPPLY INC
(Exact name of registrant as specified in its charter)

Nevada	3171	35-2515740
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

40 Lielais prospekts,

Ventspils, LV-3601 Latvia

(702) 843-0232

supplyparamount@gmail.com

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Enterprise Solutions LLC

3228 Cherum St, Las Vegas, NV 89135

Tel: (918) 515-6677

(Address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock ,$0.001 par value	2,000,000	(2)	$0.04	(2)	$80,000	$9.30
TOTAL	2,000,000		$0.04		$80,000	9.30

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be amended. The Registrant may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

ii

PRELIMINARY PROSPECTUS

PARAMOUNT SUPPLY INC

2,000,000 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale of a maximum of 2,000,000 shares (the “Maximum Offering”) of common stock, $0.001 par value, by Paramount Supply Inc, a Nevada company (“we”, “us”, “our”, “Paramount”, “Company” or similar terms). There is no minimum for this offering. The offering will commence promptly on the date upon which this prospectus is declared effective by the Securities and Exchange Commission (“SEC”) and will continue for 12 months (365 days). We will pay all expenses incurred in this offering. We are an “emerging growth company” under applicable SEC rules and will be subject to reduced public company reporting requirements. We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

The offering of the 2,000,000 shares is a “best efforts” offering, which means that our sole officer and director will use his best efforts to sell the shares and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.04 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officer and sole director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.04 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our shares of stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “Risk Factors” beginning on page 5 before investing in our shares of common stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _______________, 201__.

iii

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

Until ____________, 201__ (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

iv

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Paramount” refer to Paramount Supply Inc unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

Our Company

Paramount Supply Inc was incorporated on September 12, 2014, under the laws of the State of Nevada, for the purpose of the sale and distribution of Ladies Fashion Handbags.

We are a newly created company that has realized $40,400 in revenues to date with a net income of $6,533 as of September 30, 2014. To date we have raised $4,000 through the issuance of 4,000,000 shares of common stock to our sole officer and director. Proceeds from the issuance have been used for working capital. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The Company’s principal offices are located at 40 Lielais prospekts, Ventspils, LV-3601 Latvia. Our telephone number is (702) 843-0232.

We are in the early stages of developing our plan to distribute ladies fashion handbags, including but not limited to Designer Leather Handbags, Colorful Cotton Leisure Shoulder Bags, PU Fashion Lady Handbags, Eco Bags, Non Woven Tote Bags, Shopping Bags, Attractive Casual Bags, Zipped Trapeze Designer Fashion Handbags, Designer Vintage Leather Handbags and Messenger Fashion Handbags. We currently have $40,400 revenues, some operating history, and some orders for our products. Our plan of operations over the 12 month period following successful completion of our offering is to develop and establish our ladies fashion handbags distribution business by establishing our office, developing our website, attempting to enter into more supply agreements with prospective distributors of ladies fashion handbags products, engage in advertising and marketing activities and hire a sales person (See “Business of the Company” and “Plan of Operations”).

The reasoning of our sole officer and director to take the Company public is based on his subjective belief that potential investors are more inclined to invest in the Company if the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which provides investors with updated material information about the Company and the ability of the Company’s investors to resell securities through the facilities of the securities markets, assuming the Company finds a market maker in order to have its shares of common stock quoted on the OTC Bulletin Board or the OTCQX tier of the OTC Markets. Our sole officer and director believes that the disadvantages of becoming a public company are the continuing reporting costs of being a reporting issuer under the Exchange Act and reluctance of persons qualified to serve as directors of the Company because of a director’s exposure to possible legal claims.

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We cannot provide any assurance that we will be able to raise sufficient funds from this offering to proceed with our twelve month business plan.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial equity funding by our officer and sole director, developing our website, purchasing our office building in Latvia and entering into a supply contracts with Beyond Bags & Cases Co., LTD, Guangzhou Xinde Leather Goods Factory, Guangzhou Xishang Co., Ltd. We received our initial funding of $4,000 from our sole officer and director, Artis Jansons, who purchased 4,000,000 shares of our common stock for the same $4,000.

Our financial statements from inception from inception on September 12, 2014, through September 30, 2014, report $40,400 in revenues and net income of $6,533. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS--RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - WE ARE AN `EMERGING GROWTH COMPANY’ AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 11 of this prospectus.

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director will be responsible for selling shares under this offering and no commission will be paid on any sales. He will utilize this prospectus to offer the shares to friends, family and business associates.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such quotation service or that any market for our stock will develop.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Under U.S. federal securities legislation, our common stock will be “penny stock”. Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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THE OFFERING

Securities offered:	2,000,000 shares of our common stock, par value $0.001 per share.

Offering price:	$0.04

Duration of offering:	The 2,000,000 shares of common stock are being offered for a period of 12 months (365 days).

Net proceeds to us:	$80,000, assuming the maximum number of shares sold. For further information on the Use of Proceeds, see page 14.

Market for the common stock:

There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Shares outstanding prior to offering:	4,000,000

Shares outstanding after offering:	6,000,000 (assuming all the shares are sold)

Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 6.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from September 12, 2014 (Inception) to September 30, 2014. Our working capital as at September 30, 2014, was $233.

September 30, 2014 ($)
Financial Summary (Audited)
Cash and Deposits	233
Total Assets	10,733
Total Liabilities	200
Total Stockholder’s Equity (Deficit)	10,533

Accumulated From September 12, 2014 (Inception) to September 30, 2014 ($)
Statement of Operations
Revenue	40,400
Cost of Sales	(33,835)
Gross Profit	6,565
Total Expenses	(32)
Net Profit for the Period	6,533
Net Profit per Share	0.0016

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Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

a.

the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

b.

the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

c.	the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

d.	the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Smaller Reporting Company

Implications of being an emerging growth company - the JOBS Act

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

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We may take advantage of the reduced reporting requirements applicable to smaller reporting companies even if we no longer qualify as an "emerging growth company."

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

In their report dated February 11, 2015, our independent registered public accounting firm, B.F. Borgers CPA PC, stated that our financial statements for the year ended September 30, 2014, were prepared assuming the company will continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business. For the period from inception (September 12, 2014) to September 30, 2014, we had a net profit of $6,533. We will need to generate significant revenue in order to achieve profitability and we may never become profitable. The going concern paragraph in the independent auditor’s report emphasizes the uncertainty related to our business as well as the level of risk associated with an investment in our common stock. We intend to use the net proceeds from this offering to develop our business operations. To implement our plan of operations we require a minimum funding of $20,000 for the next twelve months.

We have a very limited history of operations and accordingly there is no track record that would provide a basis for assessing our ability to conduct successful commercial activities. We may not be successful in carrying out our business objectives.

We were incorporated on September 12, 2014 and to date, have been involved primarily in organizational activities, purchasing our office building in Latvia, obtaining financing and closing sales. Accordingly we have limited track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a  start-up company which sells Ladies Fashion Handbag products. As of our year ended September 30, 2014, we had accumulated profits of $6,533. Internet-based wholesale companies selling products of third parties often fail to achieve or maintain successful operations, even in favorable market conditions. There is a substantial risk that we will not be successful in our activities, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

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The sole officer and director of the Company, currently devotes approximately 10 to 20 hours per week to Company matters. He does not have any public company experience and is involved in other business activities. The Company’s needs could exceed the amount of time or level of experience he may have. This could result in his inability to properly manage Company affairs, resulting in our remaining a start-up company with no revenues or profits.

Our sole officer and director is not required to work exclusively for us and does not devote all of his time to our operations. Therefore, it is possible that a conflict of interest with regard to his time may arise based on his employment by other companies. His other activities may prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slowdown in operations. It is expected that Artis Jansons, our President, will devote between 10 and 20 hours per week to our operations on an ongoing basis, and when required will devote whole days and even multiple days at a stretch if our operations increase. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of our sole officer and director.

In addition, our sole officer and director lack public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our sole officer and director has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Current management’s lack of experience in and with the sale of Ladies Fashion Handbags means that it is difficult to assess, or make judgments about, our potential success.

Our sole officer and director has no prior experience with or ever been employed in a job involving the marketing and distribution of Ladies Fashion Handbags. Additionally, our sole officer and director does not have a college or university degrees, or other educational background in a field related to operating a business which sells Ladies Fashion Handbags. With no direct training in the Internet wholesale business, our sole officer and director may not be fully aware of many of the specific requirements related to operating a website for the sale of Ladies Fashion Handbags through the Internet. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our officer and sole director’s future possible mistakes, lack of sophistication, judgment or experience in this industry.

We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

We depend entirely on Artis Jansons, our sole officer and director, for all of our operations. The loss of Mr. Jansons would have a substantial negative effect on our company and may cause our business to fail. Mr. Jansons has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Jansons’ services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on sole officer and director. We do not anticipate entering into employment agreements with them or acquiring key man insurance in the foreseeable future.

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Since all of our shares of common stock are owned by our sole officer and director, our other stockholders may not be able to influence control of the company or decision making by management of the company, and as such, sole officer and director may have a conflict of interest with the minority shareholders at some time in the future.

Our sole officer and director beneficially owns 100% of our outstanding common stock. The interests of our may not be, at all times, the same as that of our other shareholders. Our officer and director is not simply a passive investor but is also the sole executive officer of the Company, and as such his interests may, at times, be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our director exercising, in a manner fair to all of our shareholders, his fiduciary duties as officer or as member of the Company’s board of directors. Also, our sole officer and director will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

Deterioration in general macro-economic conditions, including unemployment, inflation or deflation, consumer debt levels, high fuel and energy costs, uncertain credit markets or other recessionary type conditions could have a negative impact on our business, financial condition, results of operations and cash flows.

Deterioration in general macro-economic conditions would impact us through (i) potential adverse effects from deteriorating and uncertain credit markets (ii) the negative impact on our suppliers and customers and (iii) an increase in operating costs from higher energy prices.

Impact of Credit Market Uncertainty

Significant deterioration in the financial condition of large financial institutions in recent years resulted in a severe loss of liquidity and available credit in global credit markets and in more stringent borrowing terms. Accordingly, we may be limited in our ability to borrow funds to finance our operations. An inability to obtain sufficient financing at cost-effective rates could have a materially adverse effect on our planned business operations and financial condition.

Impact on our Suppliers

Our business depends on maintaining a favorable relationship with our suppliers and on our supplier’s ability and/or willingness to sell products to us at favorable prices and terms. Many factors outside of our control may harm this relationship and the ability or willingness of our suppliers to sell us products on favorable terms. One such factor is a general decline in the economy and economic conditions and prolonged recessionary conditions. These events could negatively affect our supplier’s operations and make it difficult for it to obtain the credit lines or loans necessary to finance their operations in the short-term or long-term and meet our product requirements. Financial or operational difficulties that our suppliers may face could also increase the cost of the products we purchase from the suppliers or our ability to source products from them. In addition, the trend towards consolidation among suppliers as well as the off-shoring of manufacturing capacity to foreign countries may disrupt or end our relationship with our suppliers and could lead to less competition and result in higher prices. We could also be negatively impacted if our suppliers experience bankruptcy, work stoppages, labor strikes or other interruptions to or difficulties in the manufacture or supply of the products we purchase from them.

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Impact on our Customers

Deterioration in macro-economic conditions may have a negative impact on our customers’ financial resources and disposable income. This impact could reduce their willingness or ability to pay for non-essential accessories which results in lower sales for us.

If we cannot obtain enough products to satisfy customer demand, our ability to execute our business plan will be adversely affected.

Our customers’ needs will often require the fulfillment of orders within short periods. As a result, a sudden increase in demand from our customers without a correlative increase in the level of products we are able to obtain from our suppliers might prevent us from timely satisfying our customers’ demand for products. Because our customers’ demand will persist regardless of our ability to meet that demand, our inability to deliver a sufficient quantity of products to satisfy our customers’ needs may lead those customers to obtain product elsewhere, which could adversely affect our business, financial condition, results of operations, cash flows and prospects.

Our business is currently reliant on three suppliers. If our suppliers do not meet our requirements, our ability to supply products to our customers will be materially impaired.

We currently rely on three suppliers from which we intend to obtain products. Until we are able to contract with other suppliers, our business will be entirely dependent upon the relationships with these three suppliers. There can be no assurance that we will be able to sustain a relationship with our suppliers or that our suppliers will be able to meet our needs in a satisfactory and timely manner, or that we can obtain substitute or additional suppliers, when and if needed. Our reliance on a limited number of suppliers involves a number of additional risks, including the absence of guaranteed capacity and reduced control over the distribution process, quality assurance, delivery schedules, production yields and costs, and early termination of, or failure to renew, contractual arrangements. A significant price increase, an interruption in supply from our suppliers, or the inability to obtain additional suppliers, when and if needed, could have a material adverse effect on our business, results of operations and financial condition.

We may not be able to compete effectively against our competitors.

We expect to face strong competition from well-established companies and small independent companies like our self that may result in price reductions and decreased demand for Ladies Fashion Handbags being sold through our website. We will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources fulfill the demands by prospective customers. Our opportunity to obtain customers may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

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RISKS RELATING TO OUR COMMON STOCK

The Offering Price of our Shares is arbitrary.

The offering price of our shares has been determined arbitrarily by the Company and bears no relationship to the Company's assets, book value, potential earnings or any other recognized criteria of value.

The trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock.” The effective result is that fewer purchasers are qualified by their brokers to purchase our shares, and therefore a less liquid market for our investors to sell their shares.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult or impossible for you to resell any shares you may purchase.

Because there is no minimum proceeds the Company can receive from its offering of 2,000,000 shares, the Company may not raise sufficient capital to implement its planned business and your entire investment could be lost

The Company is making its offering of 2,000,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the company does not raise sufficient capital to implement its planned operations, your entire investment could be lost.

We are selling this offering without an underwriter and may be unable to sell any shares. Unless we are successful in selling a number of the shares, we may have to seek alternative financing to implement our business plans and you may suffer a dilution to, or lose, your entire investment.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our sole officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates. However, there is no guarantee that he will be able to sell any of the shares.

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Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement to file an application to have our shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved or that our stock will be quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company nor anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholder acquired his shares at a cost of $0.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.01 you pay for them.

There is no guarantee all of the funds raised in the offering will be used as outlined in this prospectus.

We have committed to use the proceeds raised in this offering for the uses set forth in the “Use of Proceeds” section. However, certain factors beyond our control, such as increases in certain costs, could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

Our director will continue to exercise significant control over our operations, which means as a minority stockholder, you would have no control over certain matters requiring stockholder approval that could affect your ability to ever resell any shares you purchase in this offering.

After the completion of this offering, if we are able to sell all of the shares being offered, our executive officer and director will own 66.6% of our common stock. He will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the Company or other matters that could affect your ability to ever resell your shares. His interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other stockholders.

The Company has a lack of dividend payments.

The Company has paid no dividends in the past and has no plans to pay any dividends in the foreseeable future.

We may, in the future, issue additional common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. As of the date of this prospectus, the Company had 4,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 71,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

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We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe that the approximately $10,000 we have estimated for these costs should be sufficient for the 12 month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that you become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

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Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our company.

Though not now, in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of directors.

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USE OF PROCEEDS

Our public offering of 2,000,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.04. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $80,000 as anticipated.

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold

Gross Proceeds from this Offering(1):	$20,000	$40,000	$60,000	$80,000

Legal and Accounting fees	$10,000	$10,000	$10,000	$10,000
Website development	$2,500	$5,000	$7,000	$8,000
Marketing and Advertising(2)	$2,500	$15,000	$18,000	$25,000
Establishing an office	$3,000	$5,000	$5,000	$5,000
Samples and shipping	$2,000	$5,000	$5,000	$5,000
Salaries	$0	$0	$15,000	$27,000
TOTALS	$20,000	$40,000	$60,000	$80,000

(1)	Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.
(2)	Includes travel costs to trade shows and exhibits.

Please see a detailed description of the use of proceeds in the “Plan of Operation” section of this prospectus.

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DETERMINATION OF THE OFFERING PRICE

The offering price of the 2,000,000 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of our offering of 2,000,000 shares is fixed at $0.04 per share. This price is significantly higher than the $0.001 price per share paid by Artis Jansons, our President and a Director, for the 4,000,000 shares of common stock he purchased on September 23, 2014.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of  December 31, 2014, the net tangible book value of our shares of common stock was $19,895 or $0.005 per share based upon 4,000,000 shares outstanding.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.04
Net tangible book value per share before offering	$0.005
Potential gain to existing shareholders	$80,000
Net tangible book value per share after offering	$0.0155
Increase to present stockholders in net tangible book value per share after offering	$0.011
Capital contributions	$4,000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering held by existing stockholders	4,000,000
Percentage of ownership after offering	66.6%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.04
Dilution per share	$$0.025
Capital contributions	$80,000
Percentage of capital contributions	95%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	33.4%

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Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.04
Dilution per share	$0.027
Capital contributions	$60,000
Percentage of capital contributions	93%
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	27%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.04
Dilution per share	$0.029
Capital contributions	$40,000
Percentage of capital contributions	90%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	20%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.04
Dilution per share	$0.033
Capital contributions	$20,000
Percentage of capital contributions	83%
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	11%

DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 75,000,000 shares of common stock, with $0.001 par value per share. As of September 30, 2014, there were 4,000,000 shares of our common stock issued and outstanding that are held by one stockholder of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

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The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that on all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. We do not have any preferred stock authorized in our Articles of Incorporation, and we have no warrants, options or other convertible securities issued or outstanding.

NEVADA ANTI-TAKEOVER LAWS

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our board of directors.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

We have 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 2,000,000 shares of its common stock for sale at the price of $0.04 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company’s selling efforts in the offering, Artis Jansons will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Artis Jansons is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Artis Jansons will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Artis Jansons is not, and has not been within the past 12 months, a broker or dealer, and he has not been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Artis Jansons will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Artis Jansons will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 2,000,000 shares being offered. The price per share is fixed at $0.04 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.04 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied. In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

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Terms of the Offering

The shares will be sold at the fixed price of $0.04 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 12 months (365 days). At the discretion of our board of director, we may discontinue the offering before expiration of the 12-month period.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF BUSINESS

ORGANIZATION WITHIN THE LAST FIVE YEARS

On September 12, 2014, the Company was incorporated under the laws of the State of Nevada. We are engaged in the business of marketing and distributing Ladies Fashion Handbags products.

Artis Jansons has served as our President, Treasurer and as a Director, from September 12, 2014, until the current date. Our board of directors is comprised of one person: Artis Jansons.

We are authorized to issue 75,000,000 shares of common stock, par value $.001 per share. On September 23, 2014, Artis Jansons, our President and a Director purchased an aggregate of 4,000,000 shares of common stock at $0.001 per share, for aggregate proceeds of $4,000.

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IN GENERAL

We were incorporated on September 12, 2014 in the State of Nevada. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have made significant purchase of assets, namely we purchased our office building in Latvia. We are not a “blank check company,” as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, as amended, because we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial equity funding by our sole officer and director, engaging in market research, purchasing our office building in Latvia and entering into supply agreements We received our initial funding of $4,000 from our sole officer and director who purchased 4,000,000 shares of common stock at $0.001 per share.

Our financial statements from inception (September 12, 2014) through our first fiscal year ended September 30, 2014 report revenues of 40,400 and net income of $6,533. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are a start-up company which is in the business of marketing and distributing Ladies Fashion Handbag products. We intend to use the net proceeds from this offering to develop our business operations. To fully implement our plan of operations we require a minimum funding of $80,000 for the next twelve months. After twelve months period we may need additional financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for SEC filing requirements. Artis Jansons, our President and a Director, has agreed to loan the Company funds, however, he has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company. The Company’s principal offices are located at 40 Lielais prospekts, Ventspils, LV-3601 Latvia.

Our operations to date have been devoted primarily to start-up and development activities, which include: (i) formation of the Company; (ii) development of our business plan; (iii) market research related to Ladies Fashion Handbag products, and (iv) entering into supply agreements and purchasing our office building in Latvia.

INITIAL FOCUS OF OUR BUSINESS

We are in the early stages of developing our plan to distribute Ladies Fashion Handbags in the Unite States in forms including but not limited to Designer Ladies Leather Fashion Handbags, Colorful Fashion Lady Cotton Leisure Shoulder Handbags, PU Fashion Lady Handbags, Eco Bags, Non Woven Tote Bags, Shopping Bags, Attractive Casual Bags, Zipped Trapeze Designer Fashion Handbags, Designer Vintage Leather Ladies Handbags, Ladies Messenger Fashion Handbags. If our business is initially successful in the United States, then we will focus on other markets.

We currently have revenues, some operating history, and number of orders to purchase Ladies Fashion Handbag products. Our plan of operations over the 12 month period following successful completion of our offering is to develop and establish our Ladies Fashion Handbags distribution business by establishing our office, developing our website, attempting to enter into more supply agreements with prospective distributors of Ladies Fashion Handbag products, engage in advertising and marketing activities and hire a sales person.

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OUR PRODUCTS

Brief History of Our Products

A handbag, also purse, pocketbook or pouch in American English, is a handled medium-to-large bag that is often fashionably designed, typically used by women, to hold personal items such as wallet/coins, keys, mobile phone, cosmetics and jewelry, books/e-books, pen and paper, food and beverage such as a water bottle, pepper spray and other items for self-defense, feminine hygiene products, contraceptives, tissues and infant care products, or a hairbrush.

The term "purse" originally referred to a small bag for holding coins. In British English, it is still used to refer to a small coin bag. A "handbag" is a larger needed accessory that holds items beyond currency, such as a woman's personal items and emergency survival items. American English typically uses the terms "purse" and "handbag" interchangeably. The term "handbag" began appearing in the early 1900s. Initially, it was most often used to refer to men's hand-luggage. Women's accessory bags grew larger and more complex during that period, and the term was attached to the women's accessory. Handbags are used as fashion accessories as well as functional ones. The verb "handbagging" refers to hitting someone or something with a handbag.

Early modern Europeans wore purses for one purpose, to carry coins. Purses were made of soft fabric or leather, and were worn by men as often as ladies; the Scottish sporran is a survival of this custom. In the 17th century, young girls were taught embroidery as a necessary skill for marriage; this also helped them make very beautiful handbags. By the late 18th century, fashions in Europe were moving towards a slender shape, inspired by the silhouettes of Ancient Greece and Rome. Women wanted purses that would not be bulky or untidy in appearance, so reticules were designed. Reticules were made of fine fabrics like silk and velvet, with wrist straps. Originally popular in France, they crossed over into Britain, where they became known as "indispensables". Men, however, did not adopt the trend. They used purses and pockets, which became popular in men's trousers.

According to type of handle, handbags are often categorized as:

•	Tote: a medium to large bag with two straps and an open top

•	Cross-body: one long strap that crosses over the body, with the bag resting at the front by the waist

•	Sling bag: one long, wide strap that crosses over the body, with the bag resting on the back

•	Shoulder bag: any bag with shoulder-length straps

•	Clutch: handleless

Handbags that are designed for specific utilitarian needs include:

•	Laptop purse: a medium to large bag that contains a padded interior compartment or sleeve for protecting a laptop computer

•	Camera bag: for carrying photography equipment

•	Gym bag: for carrying toiletry items and the clothing and/or shoes a person intends to use for their workout

•	Cosmetic bag: a small bag for holding cosmetics, often made of synthetic waterproof protective material

•	Duffle bag: a large cylindrical bag usually used for travel or sports gear, sometimes called a "weekend bag"

•	Security bag: protects the carrier from travel theft and includes an invisible stainless steel strap sewn into the fabric and a protectant on the main zipper.

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A bag (also known regionally as a sack) is a common tool in the form of a non-rigid container. The use of bags predates recorded history, with the earliest bags being no more than lengths of animal skin or woven plant fibers, folded up at the edges and secured in that shape with strings of the same material. Despite their simplicity, bags have been fundamental for the development of human civilization, as they allow people to easily collect loose materials such as berries or food grains, and to transport more items than could readily by carried in the hands.

In the modern world, bags are ubiquitous, with many people routinely carrying a wide variety of them in the form of cloth or leather briefcases, handbags, and backpacks, and with bags made from more disposable materials such as paper or plastic being used for shopping, and to carry home groceries. A bag may be closable by a zipper, snap fastener, etc., or simply by folding (e.g. in the case of a paper bag). Sometimes a money bag or travel bag has a lock. The bag likely predates the inflexible variant, the basket, and bags usually have the additional advantage over baskets of being fold-able or otherwise compressible to smaller sizes. On the other hand, baskets, being made of more rigid material, may better protect their contents.

An empty bag may or may not be very light and foldable to a small size. If it is, this is convenient for carrying it to the place where it is needed, such as a shop, and for storage of empty bags. Bags vary from small ones, like purses, to large ones for use in traveling like a suitcase. The pockets of clothing are also a kind of bag, built into the clothing for the carrying of suitably small objects.

Handbag producers are also making environmental breakthroughs. In late 1990s, some of our suppliers began producing handbags made of EEKO, a mainly water-based combination of natural and synthetic rubbers with the look, feel, and colorability of leather. Company management team hopes this new material will eventually replace leather and leather substitutes. Our suppliers also began shipping a new line of handbags made of polypropylene EEKO2, a material that emulates cotton, for products ranging from tote bags to fashion bags.

Current Market

Various industry and market websites have reported that the handbag and purse manufacturing industry has rebounded over the past five years, as world economic conditions have improved and consumers have resumed spending on non-essential items. Additionally, international trade has been a key feature of the industry, as companies that operate in developed economies such as the United States and United Kingdom outsource industry products from emerging economies, such as China, to reduce costs. If the global economic recovery continues it will increase demand on the manufacturers, suppliers and distributors.

The industry is highly fragmented. No single company is expected to make up more than 1.0% of revenue in 2015. The market share concentration in the global handbag and purse manufacturing industry increased slightly in recent years due to mergers and consolidation among industry participants. The very high labor intensity of most of the industry's production lends itself toward many small operations.

There are many well-established manufacturing, distribution and wholesale sale companies in our industry. We hope to offer the latest styles and the highest quality handbags to our customers, at the lowest price, so we can succeed in the business. By us ordering directly from multiple suppliers in China, we believe we can offer our customers the best possible prices for the similar or better quality products.

We have entered into a supply agreement with Beyond Bags & Cases Co., LTD, Guangzhou Xinde Leather Goods Factory and Guangzhou Xishang Co., Ltd. of China.The material terms of the supply agreement are that we must pay 30% for the purchase of Ladies Fashion Handbag goods before shipment, which is initially planned to be in the United States.Until such time as we accept deliver of Ladies Fashion Handbag products, all risk of loss of the Ladies Fashion Handbags shall be on the supplying seller. We, or our customers if the product is shipped directly to the customer, will have the right to inspect the goods on arrival and have 3 days to notify the supplying seller of any claim for damages with respect to the condition, grade or quality of the Ladies Fashion Handbag products.We will transmit any orders received to our supplier for shipment. Our customers will be responsible to cover the shipping costs , whether direct shipped to them or to us. Shipping costs will be automatically added to a customer’s final bill.

Some of our suppliers have product representatives and/or pick up locations in the U.S. In the event that the product representative or location is in an area where we have independent salespeople, the products will be picked up by our company representative from supplier locations in the U.S. and delivered to our clients. The client also has the option of picking up the order from the supplier pick up locations or from us. The shipping costs to our U.S. location would be passed on to the client.

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MARKETING

We believe that the best way to market our products is through fashion trade shows. There are various fashion trade shows and exhibits that take place every year, such as Stylemax, Atlanta Apparel, Fashion Coterie, Fashion Industry Gallery (FIG) that take place every year– just to name a few. We also plan to market our products through (i) magazines, such as California Apparel News, LAX Magazine, Chiffon Magazine, Splash Magazine (ii) Internet advertising on websites, such as BagsMagazine.com, and (iii) through our website that we plan to develop as part of our 12-month plan of operation, and (iv) various social networking sites. We believe that we can establish relationships with and Ladies Fashion Handbags product distributors in the United States through these mediums of communication.

COMPETITION

There are many well-established manufacturing, distribution and wholesale sales companies in our industry. We expect to face medium to high level of resistance when we enter the market, where it will be up to our marketing efforts and negotiation skills to acquire new customers. Most of our competitors have greater financial resources than we do and will be able to withstand sales or price decreases better than we are. We also expect to continue to face competition from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research expenditures since our incorporation.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities.

We do not believe that any existing or probable government regulation on our business, including any applicable export or import regulation or control imposed by China or the United States will have a material impact on the way we conduct our business.

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PATENTS, TRADEMARKS AND COPYRIGHTS

We do not own, either legally or beneficially, any patents or trademarks. We intend to protect our website with copyright laws. Beyond our trade name, we do not hold any other intellectual property.

FACILITIES

We currently own our physical property in Latvia: our office building. Our current business address is 40 Lielais prospekts, Ventspils, LV-3601 Latvia. Our telephone number is (702) 843-0232. This location serves as our primary office for planning and implementing our business plan. Management believes the current premises arrangements are sufficient for its needs for at least the next 12 months.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We have no employees as of the date of this prospectus. Our sole officer and director, Artis Jansons, is an independent contractor to the Company and currently devotes approximately 20 hours per week to company matters. After receiving funding, Mr. Jansons plans to devote as much time to the operation of the Company as he determines is necessary for him to manage the affairs of the Company. As our business and operations increase, we will assess the need for full time management and administrative support personnel.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all. We may not now and it may never qualify for quotation on the OTC Bulletin Board.

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TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS

As of September 30, 2014, the Company had 4,000,000 shares of our common stock issued and outstanding held by 1 holder of record.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

Our cash balance is $233 as of September 30, 2014. We do not believe that our cash balance is sufficient to fund our limited levels of operations beyond one year’s time. During the period from inception through December 31, 2014 we had revenue in the amount of $59,775 with cost of goods sold of $43,597, resulting in gross profits of $16,179. The revenue was comprised of two orders from one customer and the cost of goods sold were two orders with one supplier.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. There is no assurance we will ever reach that stage. To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $80,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

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In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations, using funds as follows:

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold

Gross Proceeds from this Offering(1):	$20,000	$40,000	$60,000	$80,000

Legal and Accounting fees	$10,000	$10,000	$10,000	$10,000
Website development	$2,500	$5,000	$7,000	$8,000
Marketing and Advertising(2)	$2,500	$15,000	$18,000	$25,000
Establishing an office	$3,000	$5,000	$5,000	$5,000
Samples and shipping	$2,000	$5,000	$5,000	$5,000
Salaries	$0	$0	$15,000	$27,000
TOTALS	$20,000	$40,000	$60,000	$80,000

(1)	Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.
(2)	Includes travel costs to trade shows and exhibits.

During the first stages of our growth, our director will provide all of the labor required to execute our business plan at no charge, except we intend to hire a website programmer on a contract basis for three months at an estimated cost of $2,500-$8,000 to develop and test our website.

Artis Jansons, our president will devote approximately 10 to 20 hours of his time to our operations. Once we begin operations, and are able to attract more and more customers to buy our product, Mr. Jansons has agreed to commit more time as required. Because Mr. Jansons will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

If the need for cash arises before we complete our public offering, we may be able to borrow funds from our director although there is no such formal agreement in writing. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell our product. Our plan of operations is as follows:

Establish Our U.S. Office

Month 1-2: Our director will take care of our initial administrative duties. A temporary office in the USA will be established with basic office equipment, which should not exceed $6,000 in expenses. If we sell the maximum shares in this offering we will spend up to $6,000 to set up the office. The office will be used for initial communication with supplier and distributors in the USA and hold all related samples and paperwork.

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Development of Our Website

Months 3-5: During this period, we intend to develop our website. We plan to hire a web designer to help us with the design and development of our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be $2,500-$8,000. Updating and improving our website will continue throughout the lifetime of our operations.

Negotiation With Potential Customers (Distributors And Brokers)

Months 5-12: We hope to negotiate agreements with national store chains which sell Ladies Fashion Bags like K-Mart, Wal Mart, Macy`s and Sears and medium-sized wholesale and wholesale fashion bags companies. To date, several medium-sized wholesale Ladies Fashion Handbag companies have expressed interest in our products. We have contacted buyers from these companies and have engaged in discussion regarding supplying Ladies Fashion Handbag products. We have no written agreements with any of them at the current time but we will be providing samples to several buyers in an attempt to secure contracts with these companies. Providing samples to our main prospects should cost between $2,000 and $5,000 including shipping costs. As soon as we get approval from potential buyers the product will be shipped directly from manufacturer to the buyer, or picked up and delivered from the supplier at one of their U.S. representative locations.

Marketing

Months 5-12: We plan to advertise through home decor trade shows and a road show campaign at the stores of our future customers, distributors and brokers. We intend to develop and maintain a database of potential customers who may want to purchase Ladies Fashion Handbags from us. We will follow up with these clients periodically, send them our new catalogues and offer them presentations and special discounts from time to time. We plan to print catalogues and flyers and mail them to potential customers. We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We intend to spend between $2,500 and 25,000 on marketing efforts during the first year, depending upon the success of the offering. Marketing is an ongoing matter that will continue during the life of our operations.

Hire a Salesperson

Months 8-10: If we are able to raise at least 50% of our offering we intend to hire one salesperson with experience and established network in the fashion bags distribution industry. The salesperson’s job would be to find new potential customers, and to execute agreements with them to buy our Ladies Fashion Handbag products. Compensation to the salesperson would be a small salary and commissions on sales. Estimated cost is approximately from $15,000 to $27,000.

ACCOUNTING AND AUDIT PLAN

We intend to continue to have our President prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our independent auditor is expected to charge us approximately $1,000 to review our quarterly financial statements and approximately $2,000 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $6,000 to pay for our accounting and audit requirements.

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SEC FILING PLAN

We intend to become a reporting company in 2015 after our registration statement on Form S-1 is declared effective. This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.

We expect to incur filing costs of approximately $1,000 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $10,000 for legal and accounting costs in connection with our three quarterly filings, annual filing, and costs associated with filing the registration statement to register our common stock.

RESULTS OF OPERATIONS

We had $40,400 operating revenues from September 12, 2014 (inception), through September 30, 2014 our year end, with cost of goods being $33,835. During the quarter ended December 31, 2014 we had additional revenues of $19,375 with cost of goods being $9,762. Our activities have been financed from sales to our customers and the sale of common stock to sole officer and director for aggregate proceeds of $4,000. There is no assurance that we will continue to have gross profits from sales at this same level, or any sales at all.

For the year ended September 30, 2014, we incurred operating expenses of $32.

LIQUIDITY AND CAPITAL RESOURCES

At September 30, 2014, we had a cash balance of $233. Our expenditures over the next 12 months are expected to be approximately $80,000, assuming we sell all shares in this offering.

Based on our current cash position, we will be able to continue operations for approximately 12 months, assuming we do not raise additional funding. We believe our current cash and net working capital balance is only sufficient to cover our expenses for filing required quarterly and annual reports with the Securities and Exchange Commission and our status as a corporation in the State of Nevada for the next 12 months. We must raise approximately $80,000, to complete our plan of operation for the next 12 months. Additional funding will likely come from equity financing from the sale of our common stock, if we are able to sell such stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our development activities. In the absence of such financing, our business will fail. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our plan of operation for the next 12 months and our business will fail.

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GOING CONCERN CONSIDERATION

We have generated $40,400 revenues since inception. As of September 30, 2014, the Company had net profits of $6,533. Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS.

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - Our financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year-end is September 30.

Use of Estimates - The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses in the reporting period. We regularly evaluate our estimates and assumptions related to the useful life and recoverability of long-lived assets, stock-based compensation and deferred income tax asset valuation allowances. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us July differ materially and adversely from our estimates. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

Cash and Cash Equivalents - The Company considers all highly liquid instruments with original maturities of three months or less when acquired, to be cash equivalents. We had no cash equivalents at September 30, 2014.

Development Stage Entity – The Company decided to early adopt ASU 2014-10 which eliminates the definition of a development stage entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

Income Taxes - The Company accounts for income taxes under the provisions issued by the FASB which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company computes tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Our effective tax rate for fiscal years 2015 and 2014 was XX%, which we expect to be fairly consistent in the near term. Our tax rate is also affected by discrete items that may occur in any given year, but are not consistent from year to year.

Income taxes are calculated and accrued for U.S. taxes only. The company does not currently accrue any Latvian taxes under Latvian corporate rules. As we become profitable, and have sustained revenue within Latvia, we may become subject to Latvian taxes.

Loss Per Common Share - The Company reports net loss per share in accordance with provisions of the FASB. The provisions require dual presentation of basic and diluted loss per share. Basic net loss per share excludes the impact of common stock equivalents. Diluted net loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. As of September 30, 2014, there were no common stock equivalents outstanding.

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Fair Value Of Financial Instruments - Pursuant to ASC No. 820, “Fair Value Measurements and Disclosures”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet as of September 30, 2014. The Company’s financial instruments consist of cash. The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments.

Impact of New Accounting Standards

The Financial Accounting Standards Board (“FASB”) periodically issues new accounting standards in a continuing effort to improve standards of financial accounting and reporting. The Company has reviewed the recently issued pronouncements. During this review the Company decided to early adopt ASU 2014-10 which eliminates the definition of a development stage entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

Recent Accounting Pronouncements

On June 10, 2014, The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, consolidation, which removes all incremental financial reporting requirements from GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. For the first annual period beginning after December 15, 2014, the presentation and disclosure requirements in Topic 915 will no longer be required for the public business entities. The revised consolidation standards are effective one year later, in annual periods beginning after December 15, 2015. Early adoption is permitted. The Company has adopted the amendment as of fiscal year ended June 30, 2014.

There are several new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”) which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. As of September 30, 2014, none of these pronouncements is expected to have a material effect on the financial position, results of operations or cash flows of the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages are as follows:

Name	Age	Positions

Artis Jansons	38	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

ARTIS JANSONS

Mr. Artis Jansons has served as our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director since September 12, 2014. Since September 1998 until the current date, Mr. Jansons has been the sole owner of the private company “Jansons Distribution Ltd”, Latvia. The company imports women`s fashion accessories from Chinese manufacturers and distributes them into the local Latvian market. The products were bought in China, shipped to small warehouse in Latvia and offered to local wholesalers and retailers. Mr. Jansons’s desire to found our company led to our conclusion that Mr.  Jansons should be serving as a member of our board of directors in light of our business and structure.

- 29 -

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of a minimum of one member. Officers are elected by and serve at the discretion of the Board of Directors.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, and he does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by directors and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

We currently have one employee, our sole officer, Artis Jansons.

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is a  start-up stage company and has only one director, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the board of directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

- 30 -

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2014:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) *	Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Artis Jansons (1)	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)	Appointed President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director September 12, 2014.
(2)	Appointed Secretary and Director September 12, 2014.

Our sole officer and director has not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to any officer or any member of our board of directors.

STOCK OPTION GRANTS

We had no outstanding equity awards as of the end of the fiscal periods ended September 30, 2014 , or through the date of filing of this prospectus. The following table sets forth certain information concerning outstanding stock awards held by our officers and our directors as of the fiscal year ended September 30, 2014:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Artis Jansons (1)	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-

(1)	Appointed President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director September 12, 2014.

- 31 -

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any officer or director.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of September 30, 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Artis Jansons (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)	Appointed President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director September 12, 2014.

We have not compensated our directors for their service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 4,000,000 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)

Common Stock	Artis Jansons (3)	4,000,000	100.0%

All directors and executive officers as a group (1 person)		4,000,000	100.0%

(1)	The percentages below are based on 4,000,000 shares of our common stock issued and outstanding as of the date of this prospectus.
(2)	c/o Paramount Supply Inc, 40 Lielais prospekts, Ventspils, LV-3601 Latvia.
(3)	Appointed President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director September 12, 2014.

- 32 -

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Jansons is considered to be a promoter , and currently is the only promoter, of Paramount Supply Inc. , as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

On September 23, 2014, we offered and sold 4,000,000 shares of common stock to Artis Jansons, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a Director, at a purchase price of $0.001 per share, for aggregate proceeds of $4,000.

Since September 12, 2014, Artis Jansons has loaned us $200. The loan does not have any term, carries no interest and is not secured.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and in the registration statement have been audited by B.F. Borgers CPA PC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the common stock hereby will be passed upon for us by Jackson L. Morris, Esq., Attorney at Law, with offices in Tampa, Florida.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

BF Borgers CPA PC is our registered independent public registered accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

- 33 -

PARAMOUNT SUPPLY INC

INDEX TO FINANCIAL STATEMENTS

Our audited financial statements for the period ended September 30, 2014 are included herewith.

F - 1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Paramount Supply, Inc.:

We have audited the accompanying balance sheet of Paramount Supply, Inc. (“the Company”) as of September 30, 2014 and the related statement of operations, stockholders’ equity (deficit) and cash flows for the period September 12, 2014 (inception) through September 30, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Paramount Supply, Inc., as of September 30, 2014, and the results of its operations and its cash flows for the period September 12, 2014 (inception) through September 30, 2014, in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting. Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s limited operating history and minimal revenues raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ B F Borgers CPA PC

B F Borgers CPA PC

Lakewood, CO

February 11, 2015, except for the effects on the financial statements of the restatement described in Note 11, as to which the date is April 20, 2015

F - 2

PARAMOUNT SUPPLY INC
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

September 30, 2014
(Audited)

ASSETS

CURRENT ASSETS
Cash	$233
TOTAL CURRENT ASSETS	233

FIXED ASSETS
Building	$10,500
TOTAL FIXED ASSETS	10,500

TOTAL ASSETS	$10,733

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities:
Loan Payable - Related Party	$200
Income Tax Payable	1,600
TOTAL LIABILITIES	$1,800

STOCKHOLDERS' EQUITY
Common stock: authorized 75,000,000; $0.001 par value; 4,000,000 shares issued and outstanding at September 30, 2014	4,000
Profit (loss) accumulated during the development stage	4,933
Total Stockholders' Equity	$8,933

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,733

The accompanying notes are an integral part of these financial statements

F-3

PARAMOUNT SUPPLY INC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
(Audited)

From Inception (September 12, 2014) to September 30, 2014
REVENUES
Sales:
Merchandise Sales	$40,400
Total Income	40,400

Cost of Goods Sold:
Fashion Bags Purchases	$33,835
Total Cost of Goods Sold	33,835

Gross Profit	6,565

Operating Expenses:
General and administrative	$32
Total Expenses	32

Income Before Income Tax	$6,533

Provision for Income Tax	1,600

Net Income for Period	4,933

Net gain (loss) per share:
Basic and diluted	$0.0012

Weighted average number of shares outstanding:
Basic and diluted	4,000,000

The accompanying notes are an integral part of these financial statements

F-4

PARAMOUNT SUPPLY INC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(Audited)

From Inception (September 12, 2014) to September 30, 2014
Operating activities:
Net Income	$4,933
Adjustment to reconcile net loss to net cash provided by operations:

Changes in assets and liabilities:
Provision for Income Tax	1,600
Net cash provided by operating activities	6,533

Financing activities:
Proceeds from issuance of common stock	4,000
Due to related party	200
Net cash provided by financing activities	4,200

Investing activities:
Purchase of Building	(10,500)
Net cash provided by investing activities	(10,500)

Net increase in cash	233

Cash, beginning of period	-
Cash, end of period	$233

Supplemental disclosure of cash flow information:

Cash paid during the period
Taxes	$-
Interest	$-

The accompanying notes are an integral part of these financial statements

F-5

PARAMOUNT SUPPLY INC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
From Inception September 12, 2014 to September 30, 2014

	Common Stock		Additional	Additional		Total
	Number of		Paid in	Paid-in	Accumulated	Shareholders'
	Shares	Par Value	Capital	Capital	Gain (Deficit)	Equity

Balance, September 12, 2014 (Inception)	-	$-	$-	$-	$-	$-

Common Shares issued:
for cash on September 23, 2014	4,000,000	4,000	-	-		4,000

Net gain (loss)	-	-	-	-	4,933	4,933
Balance, September 30, 2014	4,000,000	$4,000	$-	$-	$4,933	$8,933

The accompanying notes are an integral part of these financial statements

F-6

Paramount Supply Inc

Notes to the Financial Statements

September 30, 2014

Note 1: Organization and Basis of Presentation

Paramount Supply Inc (the “Company”) is a for profit corporation established under the Corporation Laws of the State of Nevada on September 12, 2014.

The Company was formed for the purpose of marketing and distributing ladies fashion handbags. The Company is a newly created company and is subject to all risks inherent to the establishment of a start-up business enterprise. The Company’s operations are based in Latvia, but use the U.S. dollar as its functional currency.

Our financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year-end is September 30.

The Financial Statements and related disclosures as of September 30, 2014 are audited pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). Unless the context otherwise requires, all references to “Paramount”, “Paramount Supply”, “we”, “us”, “our” or the “company” are to Paramount Supply Inc.

Note 2: Significant Accounting Policies and Recent Accounting Pronouncements

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2014.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

F - 7

Paramount Supply Inc

Notes to the Financial Statements

September 30, 2014

Development Stage Entity

The Company decided to early adopt ASU 2014-10 which eliminates the definition of a development stage entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Revenue Recognition

The company follows the guidelines of ASC 605-15 for revenue recognition. Revenue is recognized when all the following conditions have been met:

a.	the customer has prepaid for the product;
b.	the product has been shipped from either Paramount or one of our suppliers, and;
c.	the product has been delivered and signed for by the customer as evidenced by the shipping company.

Customers are allowed to return the products within 30 days for exchange or refund if defects in manufacturing are identified.

Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Our effective tax rate for fiscal years 2015 and 2014 is 17%, which we expect to be fairly consistent in the near term. Our tax rate is also affected by discrete items that may occur in any given year, but are not consistent from year to year.

Income taxes are calculated and accrued for U.S. taxes only. The company does not currently accrue any Latvian taxes under Latvian corporate rules. As we become profitable, and have sustained revenue within Latvia, we may become subject to Latvian taxes.

F - 8

Paramount Supply Inc

Notes to the Financial Statements

September 30, 2014

Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) periodically issues new accounting standards in a continuing effort to improve standards of financial accounting and reporting. The Company has reviewed the recently issued pronouncements. During this review the Company decided to early adopt ASU 2014-10 which eliminates the definition of a development stage entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

On June 10, 2014, The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, consolidation, which removes all incremental financial reporting requirements from GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. For the first annual period beginning after December 15, 2014, the presentation and disclosure requirements in Topic 915 will no longer be required for the public business entities. The revised consolidation standards are effective one year later, in annual periods beginning after December 15, 2015. Early adoption is permitted. The Company has adopted the amendment as of fiscal year ended  September 30, 2014.

There are several new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”) which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. As of September 30, 2014, none of these pronouncements is expected to have a material effect on the financial position, results of operations or cash flows of the Company.

Note 3: Going Concern

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern.

For the period ended September 30, 2014, the Company had a net profit of $4,933. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to generate sufficient revenues to operate profitably or raise additional capital through debt financing and/or through sales of common stock.

Management plans to fund operations of the Company through the proceeds from an offering pursuant to a Registration Statement on Form S-1 or private placements of restricted securities or the issuance of stock in lieu of cash for payment of services until such a time as profitable operations are achieved. There are no written agreements in place for such funding or issuance of securities and there can be no assurance that such will be available in the future. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company.

Note 4: Concentrations

Initial sales are concentrated with one client. Sales are made without collateral and the credit-related losses are insignificant or non-existent. Accordingly, there is no provision made to include an allowance for doubtful accounts.

Note 5: Legal Matters

The Company has no known legal issues pending.

Note 6: Debt

In September 2014 the Director and President of the Company made the initial deposits to the Company’s bank accounts (checking and savings) in the amount $200 which is being carried as a loan payable. The loan is non-interest bearing, unsecured and due upon demand.

Note 7: Capital Stock

The Company has 75,000,000 shares of common stock with a par value of $0.001 per share.

On September 23, 2014 the Company issued 4,000,000 shares of common stock for a purchase price of $0.001 per share to its sole director. The Company received aggregate gross proceeds of $4,000.00.

As of September 30, 2014 there were no outstanding stock options or warrants.

F - 9

Paramount Supply Inc

Notes to the Financial Statements

September 30, 2014

Note 8: Fixed Assets

In September 2014 the Company purchased for $10,500 land and a small office located at 1 Varpu iela, Kakciems, Latvia, LV-2135. The building is valued at $7,500 and the land at $3,000. The Company will utilize the space as a primary office.

Fixed assets are stated at cost. The Company utilizes straight-line depreciation over the estimated useful life of the asset.

Land – 0 years

Buildings – 15 years

Office Equipment – 7 years

During the year ended September 30, 2014 the Company did not record any depreciation expense for the building as it was not in use at that point. No depreciation was recorded for office equipment as the Company had not yet purchased any.

Note 9: Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized. ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Note 10: Related Party Transactions

The Company's sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available.

The Company has a related party transaction involving the Company’s director. The nature and details of the transaction are described in Note 6.

Note 11: Restated Financial Statements

We have restated our audited financial statements as of the year ended September 30, 2014 to reflect a correction in our Provision for Income Tax. The impact of this restatement was to increase Income Taxes Payable by $1,600 and decrease the Net Income by $1,600.

The following table presents the effects of the adjustments made to our previously reported Balance Sheet and Statement of Operations as of September 30, 2014:

	AsOriginally Reported	Adjustments	As Restated
	(Audited)	(Audited)	(Audited)

Income Tax Payable	0	1,600	1,600

Net Income	6,533	(1,600)	4,933

Note 12: Subsequent Events

The Company has evaluated events subsequent through the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

F - 10

PARAMOUNT SUPPLY INC
BALANCE SHEETS

	December 31, 2014	September 30, 2014
	(Unaudited)	(Audited)

ASSETS

CURRENT ASSETS
Cash	$9,870	$233
TOTAL CURRENT ASSETS	9,870	233

FIXED ASSETS
Building/Property	$10,500	$10,500
Accumulated Depreciation	125	-
TOTAL FIXED ASSETS	10,375	10,500

TOTAL ASSETS	$20,245	$10,733

LIABILITIES AND STOCKHOLDER EQUITY

LIABILITIES
Current Liabilities:
Loan Payable - Related Party	$300	$200
Income Tax Payable	2,711	1,600
TOTAL LIABILITIES	$3,011	$1,800

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER EQUITY
Common stock: authorized 75,000,000; $0.001 par value; 4,000,000 shares issued and outstanding at December 31, 2014 and September 30, 2014	4,000	4,000
Profit (loss)	13,234	4,933
Total Stockholders' Equity	$17,234	$8,933

TOTAL LIABILITIES AND STOCKHOLDER EQUITY	$20,245	$10,733

The accompanying notes are an integral part of these financial statements

F-11

PARAMOUNT SUPPLY INC
STATEMENTS OF OPERATIONS

	For the Three Months Ended December 31, 2014	From Inception(September 12, 2014) to December 31, 2014
	(Unaudited)	(Unaudited)

REVENUES
Sales:
Merchandise Sales	$19,375	$59,775
Total Income	19,375	59,775

Cost of Goods Sold:
Fashion Bags Purchases	$9,762	$43,597
Total Cost of Goods Sold	9,762	43,597

Gross Profit	9,614	16,179

Operating Expenses:
General and administrative	$77	$109
Depreciation	125	125
Total Expenses	202	234

Income Before Income Tax	$9,412	$15,945

Provision for Income Tax	1,600	2,711

Net Income for Period	7,812	13,234

Net gain (loss) per share:
Basic and diluted	$0.0020	$0.0033

Weighted average number of shares outstanding:
Basic and diluted	4,000,000	4,000,000

The accompanying notes are an integral part of these financial statements

F-12

PARAMOUNT SUPPLY INC
STATEMENTS OF CASH FLOWS

	For the Three Months Ended December 31, 2014	From inception(September 12, 2014) to December 31, 2014
	(Unaudited)	(Unaudited)

Operating activities:
Net Income	$7,812	$13,234
Adjustment to reconcile net loss to net cash provided by operations:

Changes in assets and liabilities:
Income Taxes Payable	1,600	2,711
Net cash provided by operating activities	$9,412	$13,234

Financing activities:
Proceeds from issuance of common stock	-	4,000
Due to related party	100	300
Net cash provided by financing activities	$100	$4,300

Investing activities:
Purchase of Building/Property	$-	$(10,500)
Accumulated Depreciation	$125	$125
Net cash provided by investing activities	-	(10,325)

Net increase in cash	$9,637	$9,870
Cash, beginning of period	233	-
Cash, end of period	$9,870	$9,870

Supplemental disclosure of cash flow information:

Cash paid during the period
Taxes	$-	$-
Interest	$-	$-

The accompanying notes are an integral part of these financial statements

F-13

Paramount Supply Inc

Notes to the Financial Statements

December 31, 2014

Note 1: Organization and Basis of Presentation

Paramount Supply Inc (the “Company”) is a for profit corporation established under the Corporation Laws of the State of Nevada on September 12, 2014.

The Company was formed for the purpose of marketing and distributing ladies fashion handbags. The Company and newly created company and is subject to all risks inherent to the establishment of a start-up business enterprise.

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Financial Statements and related disclosures as of December 31, 2014 are unaudited pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). Unless the context otherwise requires, all references to “Paramount”, “Paramount Supply”, “we”, “us”, “our” or the “company” are to Paramount Supply Inc.

Note 2: Significant Accounting Policies and Recent Accounting Pronouncements

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2014.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

F-14

Paramount Supply Inc

Notes to the Financial Statements

December 31, 2014

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Revenue Recognition

The company follows the guidelines of ASC 605-15 for revenue recognition. Revenue is recognized when all the following conditions have been met:

a.	the customer has prepaid for the product;

b.	the product has been shipped from either Paramount or one of our suppliers, and;

c.	the product has been delivered and signed for by the customer as evidenced by the shipping company.

Customers are allowed to return the products within 30 days for exchange or refund if defects in manufacturing are identified. The company does not believe the 30 day exchange or refund will have a material impact on our revenue recognition as any product which has a defect in manufacturing will be returned to the supplier for replacement or refund for the customer based upon pursuant law and the Uniform Commercial Code.

Based on the above, the Company determined that the revenue recognition for the sales is in accordance with the FASB ASC 605-15-25-1.

Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

F-15

Paramount Supply Inc

Notes to the Financial Statements

December 31, 2014

Our effective tax rate for fiscal years 2015 and 2014 is 17%, which we expect to be fairly consistent in the near term. Our tax rate is also affected by discrete items that may occur in any given year, but are not consistent from year to year.

Income taxes are calculated and accrued for U.S. taxes only. The company does not currently accrue any Latvian taxes under Latvian corporate rules. As we become profitable, and have sustained revenue within Latvia, we may become subject to Latvian taxes.

Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) periodically issues new accounting standards in a continuing effort to improve standards of financial accounting and reporting. The Company has reviewed the recently issued pronouncements. During this review the Company decided to early adopt ASU 2014-10 which eliminates the definition of a development stage entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

On June 10, 2014, The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, consolidation, which removes all incremental financial reporting requirements from GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. For the first annual period beginning after December 15, 2014, the presentation and disclosure requirements in Topic 915 will no longer be required for the public business entities. The revised consolidation standards are effective one year later, in annual periods beginning after December 15, 2015. Early adoption is permitted. The Company has adopted the amendment as of fiscal year ended September 30, 2014.

There are several new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”) which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. As of December 31, 2014, none of these pronouncements is expected to have a material effect on the financial position, results of operations or cash flows of the Company.

Note 3: Going Concern

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern.

For the period ended December 31, 2014, the Company had a net profit of $13,234. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to generate sufficient revenues to operate profitably or raise additional capital through debt financing and/or through sales of common stock.

Management plans to fund operations of the Company through the proceeds from an offering pursuant to a Registration Statement on Form S-1 or private placements of restricted securities or the issuance of stock in lieu of cash for payment of services until such a time as profitable operations are achieved. There are no written agreements in place for such funding or issuance of securities and there can be no assurance that such will be available in the future. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company.

F-16

Paramount Supply Inc

Notes to the Financial Statements

December 31, 2014

Note 4: Concentrations

Initial sales are concentrated with one client. Sales are made without collateral and the credit-related losses are insignificant or non-existent. Accordingly, there is no provision made to include an allowance for doubtful accounts.

Note 5: Legal Matters

The Company has no known legal issues pending.

Note 6: Debt

The Director and President of the Company made the initial deposits to the Company’s bank accounts (checking and savings) in the amount $300 which is being carried as a loan payable. The loan is non-interest bearing, unsecured and due upon demand.

Note 7: Capital Stock

The Company has 75,000,000 shares of common stock with a par value of $0.001 per share.

On September 23, 2014 the Company issued 4,000,000 shares of common stock for a purchase price of $0.001 per share to its sole director. The Company received aggregate gross proceeds of $4,000.00.

As of December 31, 2014 there were no outstanding stock options or warrants.

Note 8: Fixed Assets

In September 2014 the Company purchased for $10,500 land and a small office located at 1 Varpu iela, Kakciems, Latvia, LV-2135. The building is valued at $7,500 and the land at $3,000. The Company will utilize the space as a primary office.

Fixed assets are stated at cost. The Company utilizes straight-line depreciation over the estimated useful life of the asset.

Land – 0 years

Buildings – 15 years

Office Equipment – 7 years

During the quarter ended December 31, 2014 the Company recorded $125 in depreciation expense for the building. No depreciation was recorded for office equipment as the Company had not yet purchased any.

F-17

Paramount Supply Inc

Notes to the Financial Statements

December 31, 2014

Note 9: Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized. ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Note 10: Related Party Transactions

The Company's sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available.

The Company has a related party transaction involving the Company’s director. The nature and details of the transaction are described in Note 6.

Note 11: Subsequent Events

The Company has evaluated events subsequent through the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

F-18

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

PARAMOUNT SUPPLY INC

2,000,000 SHARES OF COMMON STOCK

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until __________, 2015 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ___________, 2015

- 34 -

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company.

Item	Amount (US$)
SEC Registration Fee	$11
Transfer Agent Fees	250
Legal Fees	3,000
Accounting Fees	3,500
Printing Costs	150
Miscellaneous	89
TOTAL	$7000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the “Nevada Corporate Law”), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe her conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

- 35 -

RECENT SALES OF UNREGISTERED SECURITIES

Within the past two years we have issued and sold the following securities without registration:

On September 23, 2014, we offered and sold 4,000,0000 shares of common stock to Artis Jansons, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a Director, at a purchase price of $0.001 per share, for aggregate proceeds of $4,000, the foregoing offering was made to a non-U.S. person, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in transactions pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant(filed previously)
3.2	Bylaws of the Registrant (filed previously)
5.1	Opinion of Jackson L. Morris, Esq., regarding the legality of the securities being registered
10.1	Contracts for Sale of Goods (filed previously)
23.1	Consent of Jackson L. Morris, Esq. (included in Exhibit 5.1)
23.2	Consent of B.F. Borgers CPA PC

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

- 36 -

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

- 37 -

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in Ventspils, Latvia, on the 21st day of April, 2015.

PARAMOUNT SUPPLY INC (Registrant)

By:	/s/ Artis Jansons
Name:	Artis Jansons
Title:	President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer
(principal executive officer and principal financial officer and principal accounting officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Artis Jansons, as her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Paramount Supply Inc , and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Artis Jansons	President, Treasurer and Director	April 21, 2015
Artis Jansons	(principal executive officer and principal
financial officer and principal accounting officer)

- 38 -

EXHIBIT INDEX

Exhibit	Description

3.1	Articles of Incorporation of Registrant (filed previously)
3.2	Bylaws of the Registrant (filed previously)
5.1	Opinion of Jackson L. Morris, Esq. regarding the legality of the securities being registered
10.1	Contracts for Sale of Goods (filed previously)
23.1	Consent of Jackson L. Morris, Esq. (included in Exhibit 5.1)
23.2	Consent of B.F. Borgers CPA PC